Exhibit 99.1

SAKS INCORPORATED ANNOUNCES

FEBRUARY COMPARABLE STORE SALES

	Contact:	Julia Bentley
(865) 981-6243
FOR IMMEDIATE RELEASE		www.saksincorporated.com

New York, New York (March 5, 2009)—Retailer Saks Incorporated (NYSE: SKS) (the “Company”) today announced that owned sales totaled $166.7 million for the four weeks ended February 28, 2009 compared to $227.6 million for the four weeks ended March 1, 2008, a 26.8% decrease. Comparable store sales decreased 26.0% for the month.

The Company experienced continued weakness across all merchandise categories, particularly in women’s apparel. Categories and businesses at Saks Fifth Avenue with relative strength in February were eveningwear, fragrances, women’s and men’s accessories, and OFF 5TH.

Saks Incorporated operates 53 Saks Fifth Avenue stores, 51 Saks OFF 5TH stores, and saks.com.

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